Exhibit 24.1 - POWER OF ATTORNEY

Know all by these presents, that Edward P. Garden ("Principal") hereby constitutes and appoints each of Brian L. Schorr, Daniel R. Marx and Stuart I.
Rosen, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) complete and execute for and on behalf of the undersigned, in the undersigned's capacity as (i) a director, (ii) a non-voting Board participant, and/or (iii) a 10% shareholder of Janus Henderson Group plc (the "Company"),
Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder and Form 144 in accordance with the Securities
Act of 1933 and the rules thereunder; and

(2)  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or
Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any
stock exchange or similar authority.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 ("Section 16").  The
undersigned hereby agrees on behalf of the undersigned and the undersigned's heirs, executors, legal representatives and assigns to indemnify, defend and hold each of the foregoing attorneys-in-fact harmless from and against any and all claims that may arise against such attorney-in-fact by reason of any violation by the undersigned of the undersigned's responsibilities under Section
16 or any other claim relating to any action taken by such attorney-in-fact pursuant to this Power of Attorney.

This Power of Attorney shall remain in full force and effect until Principal is no longer required to file any of Form 3, 4 or 5 or Form 144 with respect to
Principal's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Principal in a signed writing delivered to any of the foregoing attorneys-in-fact.  This Power of Attorney does not revoke or replace any other power of attorney that Principal has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of February, 2022.

Witnesses:    PRINCIPAL:

/s/Toni Perry    /s/ Edward P. Garden
-----------------------   -----------------------
Print Name: Toni Perry   Edward P. Garden

/s/Debra L. Schreiber
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Print Name: Debra L. Schreibero

STATE OF FLORIDA }
   } ss.:
COUNTY OF PALM BEACH }

The foregoing instrument was acknowledged before me by means of physical presence, this 7th day of February, 2022, by Edward P. Garden who is personally known to me.

Notary: /s/Debra L. Schreiber
 -----------------------
Printed Name: Debra L. Schreiber

Notary Public, State of Florida

My commission expires: April 27, 2025